THE TAUBMAN COMPANY

                              LONG-TERM PERFORMANCE

                                COMPENSATION PLAN

                            (AS AMENDED AND RESTATED
                           EFFECTIVE JANUARY 1, 2000)

                               THE TAUBMAN COMPANY
                              LONG-TERM PERFORMANCE
                                COMPENSATION PLAN
                            (AS AMENDED AND RESTATED
                           EFFECTIVE JANUARY 1, 2000)

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1     PURPOSE OF THE PLAN; AMENDMENT AND
                RESTATEMENT; TERM........................................      1

     1.1      Purpose of the Plan........................................      1
     1.2      Amendment and Restatement and Term.........................      1

ARTICLE 2     DEFINITIONS................................................      1

ARTICLE 3     ADMINISTRATION.............................................      6

     3.1      Administration.............................................      6
     3.2      Binding Effect of Decisions................................      6
     3.3      Expenses of Administration.................................      6
     3.4      Indemnification............................................      6

ARTICLE 4     PARTICIPATION AND GRANTS; CONVERSION OF
              NOTIONAL SHARES TO CASH AWARDS.............................      6

     4.1      Participation..............................................      6
     4.2      Power to Grant Cash Awards.................................      7
     4.3      Conversion of Notional Share Awards to Cash Awards.........      7
     4.4      No Dividend Equivalents on Cash Awards.....................      7
     4.5      Participant to Have No Rights as a Shareholder
              in TCO or a Partner in TRG.................................      7

ARTICLE 5     ESTABLISHMENT, MAINTENANCE AND VESTING
               OF SUB ACCOUNTS...........................................      7

     5.1      Agreements Evidencing Cash Awards..........................      7
     5.2      Plan Provisions Control Cash Award Terms...................      7
     5.3      Establishment of Sub Accounts..............................      8
     5.4      Vesting of Each Sub Account................................      8
     5.5      Death, Disability or Retirement During the Vesting Period..      8
     5.6      Acceleration of Vesting....................................      9
     5.7      Forfeiture of Sub Accounts.................................      9
     5.8      Statement of Accounts......................................     10

ARTICLE 6     CALCULATION, PAYMENT AND WITHDRAWAL OF SUB ACCOUNTS........     10

     6.1      1996 and 1997 Notional Unit Awards.........................     10
     6.2      1998 and 1999 Notional Share Awards Which
              Are Not Converted to Cash Awards...........................     10
     6.3      Cash Awards................................................     10
     6.4      Crediting of Interest During Deferral Period...............     11
     6.5      Time and Manner of Payment.................................     11
     6.6      Deferral of Settlement Date................................     12

     6.7      Early Termination of Deferral Period.......................     12
     6.8      Taxes......................................................     12
     6.9      Dealings with Beneficiaries or Representatives
               of a Participant..........................................     13

ARTICLE 7     AMENDMENT AND TERMINATION OF THE PLAN......................     13

     7.1      Amendment of the Plan......................................     13
     7.2      Termination of the Plan....................................     13
     7.3      Dissolution of TRG.........................................     13
     7.4      Termination of Management Contract/
               Change of Control Event...................................     13

ARTICLE 8     BENEFICIARY DESIGNATION....................................     14

     8.1      Beneficiary Designation....................................     14
     8.2      In the Event of No Valid Designation.......................     14

ARTICLE 9     GENERAL PROVISIONS.........................................     14

     9.1      Compliance with Applicable Laws and Regulations............     14
     9.2      Status of Each Participant is that of an Unsecured
               General Creditor..........................................     14
     9.3      Nonassignability...........................................     15
     9.4      No Right to Continued Employment...........................     15
     9.5      Inspection of Records......................................     15
     9.6      Word Meanings..............................................     15
     9.7      Section Titles.............................................     15
     9.8      Severability...............................................     15
     9.9      Strict Construction........................................     15
     9.10     Choice of Law..............................................     15
     9.11     Execution..................................................     16

                               THE TAUBMAN COMPANY
                              LONG-TERM PERFORMANCE
                                COMPENSATION PLAN

                            (As Amended and Restated
                           Effective January 1, 2000)

                                    Article 1
              Purpose of the Plan; Amendment and Restatement; Term.

         1.1 Purpose of the Plan. The Taubman Company Long-Term Performance Compensation Plan, as the same may be amended from time to time (the "Plan"), is intended to provide deferred compensation to certain key employees of The Taubman Company Limited Partnership, a Delaware limited partnership (the "Company"), to provide incentives to employees of the Company to remain in the employ of the Company and to attract new employees with outstanding qualifications to serve the Company. The Plan has been amended from time to time including an amendment and restatement of the Plan effective January 1, 1999 ("Prior Plan").

         1.2 Amendment and Restatement and Term. The Plan is hereby amended and restated effective as of January 1, 2000 to change the method of valuing awards granted under the Plan from that based upon the value of shares of TCO Common Stock to cash awards which may appreciate based on the compound annual growth rate of TCO's per share FFO over the applicable vesting period. The Plan will remain in effect until terminated or abandoned by action of the Compensation Committee.

                                    Article 2
                                   Definitions

         In the Plan, whenever the context so indicates, the singular or plural number, and the masculine, feminine or neuter gender shall each be deemed to include the other, the terms "he," "his," and "him" shall refer to a Participant, and the capitalized terms shall have the following meanings:

         2.1 "Award" means a Notional Share Award granted under the Prior Plan or a Cash Award granted pursuant to the terms of the Plan.

         2.2 "Beneficiary" means (i) an individual, trust, estate, or family trust who or which, by will, trust document or by operation of the laws of descent and distribution, succeeds to the rights and obligations of a Participant under the Plan upon the Participant's death; or (ii) an individual who, as a result of designation by a Participant in a Beneficiary Designation, or as otherwise provided in Article 8, succeeds to the rights and obligations of such Participant under the Plan upon such Participant's death.

         2.3 "Beneficiary Designation" is defined in Section 8.1 hereof.

         2.4 "Board of Directors" means the Board of Directors of TCO, including any Committee or Committees of the Board established pursuant to the By-Laws of TCO.

         2.5 "Business Day" means any Day on which the New York Stock Exchange is open for trading.

         2.6 "Cash Award" means an Award granted  to  a  Participant pursuant to
Article 5 of the Plan.

         2.7      "Change of Control Event" means:

                                    (a) Any  removal  or  election  of a  member
         of the Board of Directors, which removal or election was not approved by a vote of at least 70% of the directors comprising the Board of Directors on the date immediately preceding the removal or election, or

                                    (b) The  acquisition  by any person or group
         or persons (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") other than A. Alfred Taubman or any of his immediate family members or lineal descendants, any heir of the foregoing, any trust for the benefit of any of the foregoing, any private charitable foundation or any partnership, limited liability company or corporation owned or controlled by some or all of the foregoing, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of the outstanding voting capital stock of TCO.

         2.8 "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

         2.9 "Common Stock" means the common stock of TCO, par value $.01 per share.

         2.10 "Company"  means   The  Taubman  Company  Limited  Partnership,  a
Delaware limited partnership, the present constituency of which is Taub-Co Management, Inc., a Michigan corporation, and TRG, and any successor interest to the business of the Company that has, by agreement, adopted the Plan.

         2.11 "Compensation Committee" or "Committee" means the Compensation Committee of the Board of Directors of TCO.

         2.12 "Date of Grant" means, with respect to a Notional Share Award or a Cash Award, January 1st of the year in which the Compensation Committee awards such Notional Share Award or Cash Award pursuant to the Plan, unless the Compensation Committee specifically provides otherwise.

         2.13 "Day" means each calendar day, including Saturdays, Sundays, and legal holidays; provided, however, that if the Day on which a period of time for consent or approval or other action ends is not a Business Day, such period shall end on the next Business Day.

         2.14 "Deemed Dividend Date" means any date on which each Notional Share Sub Account established pursuant to the Prior Plan is credited with a Dividend Equivalent with respect to the aggregate number of Notional Shares then credited to such Sub Account and shall coincide with the date(s) on which actual dividends are made with respect to shares of Common Stock.

         2.15 "Deferral Period" means, with respect to a Sub Account, the period following the Vesting Date of a Sub Account, for which a Participant elects to defer the Settlement Date pursuant to Section 6.6.

         2.16 "Disability" or "Disabled" means, with respect to an Employee, a physical or mental condition resulting from any medically determinable physical or mental impairment that renders such Employee incapable of engaging in any substantial gainful employment and that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than three hundred sixty-five (365) Days. Notwithstanding the foregoing, an Employee shall not be deemed to be Disabled as a result of any condition that:

                           (a) was contracted, suffered, or incurred while such Employee was engaged in, or resulted from such Employee having engaged in, a felonious activity;

                           (b) resulted from an intentionally self-inflicted injury or an addiction to drugs, alcohol, or substances which are not administered under the direction of a licensed physician as part of a medical treatment plan; or

                           (c) resulted from service in the Armed Forces of the United States for which such Employee received or is receiving a disability benefit or pension from the United States, or from service in the armed forces of any other country irrespective of any disability benefit or pension.

                           The  Disability  of an   Employee  and the date  upon
which an Employee ceases to be employed by reason of Disability shall be determined by the Company, in accordance with uniform principles consistently applied, upon the basis of such evidence as the Compensation Committee and the Company deem necessary and desirable, and its good faith determination shall be conclusive for all purposes of this Plan. The Compensation Committee or the Company shall have the right to require an Employee to submit to an examination by a physician or physicians and to submit to such reexaminations as the Compensation Committee or the Company shall require in order to make a determination concerning the Employee's physical or mental condition; provided, however, that (i) an Employee may not be required to undergo a medical examination more often than once each one hundred eighty (180) Days nor at any time after the normal date of the Employee's Retirement, and (ii) the fees and expenses of any such medical examination(s) shall be considered expenses of administering the Plan. If any Employee engages in any occupation or employment (except for rehabilitation as determined by the Compensation Committee, upon the recommendation from the Company) for remuneration or profit, which activity would be inconsistent with the finding of Disability, or if the Compensation Committee, upon the recommendation from the Company, determines on the basis of a medical examination that an Employee no longer has a Disability, or if an Employee refuses to submit to any medical examination properly requested by the Compensation Committee or the Company, then in any such event, the Employee shall be deemed to have recovered from such Disability.

         2.17 "Dividend Equivalent" is defined in Section 4.4 hereof.

         2.18 "Effective Date" of the Plan, as amended and restated, means January 1, 2000.

         2.19 "Employee" means an individual who is and continues to be employed by the Company or an affiliate of the Company. An Employee shall cease to be an Employee upon the voluntary or involuntary termination of his employment with the Company or an affiliate of the Company for any reason, including death, Disability, Retirement, or with or without cause. Transfers of employment between the Company and an affiliate of the Company, or between affiliates of the Company, shall not affect an individual's status as an Employee for purposes of the Plan and shall not be treated as a cessation of employment provided that the cessation of employment with the Company or an affiliate of the Company is immediately followed by employment with the Company or another affiliate of the Company. Whether an authorized leave of absence, or an absence due to military or government service, Disability, or any other reason, constitutes a cessation of employment shall be determined by the Company.

         2.20 "Fair Market Value of the Common Stock" means the per share value of the Common Stock on the applicable date, and is determined as follows:

                           (a) If the Common Stock is listed or admitted for trading on any national securities exchange, the Fair Market Value of the Common Stock is the closing price per share on such exchange on such date (or, if listed on more than one exchange, the principal said exchange).

                           (b) If the Common Stock is not traded on any national securities exchange, but is quoted on the National Association of Securities Dealers, Inc. Automated Quotation System (NASDAQ System) or any similar system of automated dissemination of quotations of prices in common use, the Fair Market Value of the Common Stock is the price per share equal to the mean between the closing high bid and the closing low bid on such system on such date.

                           (c) If neither paragraph (a) nor paragraph (b) of this definition is applicable, the Fair Market Value of the Common Stock is the fair market value per share, on the applicable date, as determined by, or in accordance with a method or formula or process established from time to time by, the Board of Directors (or by the Compensation Committee if the Board of Directors so directs), in good faith and in accordance with uniform principles consistently applied.

         2.21 "FFO" means funds from operations, as publicly reported by TCO, subject to reasonable adjustments such as changes in accounting policies and extraordinary or non-recurring items. FFO will be calculated after the costs of the Plan.

         2.22 "FFO Per Share Growth Rate" means the compound annual growth rate of TCO's per share FFO over the designated period of time, which except as provided in Section 5.5 or Article 7, is the 3 year Vesting Period.

         2.23 "LTPC Award" means the Cash Award granted to a Participant plus the Premium, if any, credited to such Award pursuant to Article 6.

         2.24 "Notional Share Award" means an award under the Prior Plan of a Notional Share of Common Stock.

         2.25 "Notional Share of Common Stock" or "Notional Share" means a phantom share of Common Stock granted under the Prior Plan and shall not represent any ownership interest in any actual shares of Common Stock.

         2.26 "Participant"   means  an  Employee  who  is   designated  by  the
Compensation Committee to participate in this Plan and who has received an Award pursuant to this Plan.

         2.27 "Partnership Agreement" means The Second Amendment and Restatement of Agreement of Limited Partnership of The Taubman Realty Group Limited Partnership, as the same may be amended and/or supplemented.

         2.28 "Payout Value" means, with respect to a Sub Account, the amount credited to such Sub Account as of the Settlement Date of such Sub Account in accordance with the provisions of Article 6. The Payout Value and the Vesting Date Value for a Sub Account shall be the same if the Participant does not elect to defer distribution of such Sub Account beyond the Vesting Date for such Sub Account.

         2.29 "Person" or "Persons" means an individual, a partnership (general or limited), corporation, joint venture, business trust, cooperative, association, or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane, or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision, or other instrumentality thereof, or any other entity.

         2.30 "Plan"   means   The   Taubman   Company   Long-Term   Performance
Compensation Plan as amended and restated effective January 1, 2000.

         2.31 "Premium" means the amount added to a Participant's Cash Award if the FFO Per Share Growth Rate over the Vesting Period equals or exceeds 10%.

         2.32 "Prior  Plan"  means The Taubman  Company   Long-Term  Performance
Compensation Plan effective January 1, 1996 and, as amended and restated effective January 1, 1999.

         2.33 "Retirement" means the termination of employment by an Employee after the attainment of the age of sixty-two (62) years or upon such earlier date as required by local law or as otherwise determined or approved by the Chief Executive Officer of the Company.

         2.34 "Settlement Date" means, with respect to a Sub Account, the date on which the Award credited to such Sub Account becomes vested or, in the case of an Award for which the Participant has elected to defer distribution, the date on which the Deferral Period expires or is otherwise terminated under the provisions of the Plan.

         2.35 "Sub Account" means the account established for each Notional Share Award granted under the Prior Plan or Cash Award granted under the Plan. Each Sub Account will be utilized solely as a device for the measurement and determination of the amount(s) to be paid to or for the benefit of the Participant pursuant to this Plan, and will not under any circumstances constitute or be treated as a trust fund of any kind. A separate Sub Account will be established for each Award, which Sub Account will be maintained and will vest and be paid out, or be terminated or forfeited in accordance with the terms of the Plan.

         2.36 "TCO" means Taubman Centers, Inc., a Michigan corporation.

         2.37 "Termination for Cause" means termination of employment by reason of a Participant's action or repeated acts, including without limitation, the commission of a felony, fraud, or willful misconduct, which has resulted, or is likely to result, in damage to the Company, an affiliate of the Company, or TRG, as the Company may conclusively determine.

         2.38 "TRG" means The Taubman Realty Group Limited Partnership a Delaware limited partnership.

         2.39 "Vesting Date" means, with respect to a Notional Share Award or a Cash Award, the date that is the third anniversary of the Date of Grant of such Award, except as otherwise provided in the Plan.

         2.40 "Vesting Date Value" means the value of a Sub Account on the Vesting Date for such Sub Account and is calculated in accordance with Section 6.1, 6.2 or 6.3.

         2.41 "Vesting Period" means, with respect to an Award, the three-year period following the Date of Grant of such Award.

                                    Article 3
                                 Administration.

         3.1 Administration. The Plan shall be administered by the Compensation Committee in accordance with this Article 3. Except as otherwise provided in the Partnership Agreement or this Plan, the Compensation Committee shall have the sole discretionary authority (i) to select the Employees who are to be granted Awards under the Plan, (ii) to determine the number of Cash Awards to be granted to Employees and the manner of making or determining such grant, (iii) to authorize the granting of Cash Awards, (iv) to interpret the Plan, (v) to establish and modify administrative rules for the Plan, (vi) to impose such conditions and restrictions on Awards as it determines appropriate, and (vii) to take any other actions in connection with the Plan and the Awards and to make all determinations under the Plan as it may deem necessary or advisable.

         It is anticipated that the Compensation Committee will act upon a recommendation from the Company in exercising the discretion granted to the Compensation Committee under this Plan. Action taken or not taken by the Company or the Compensation Committee on one or more occasions shall be without obligation to take or not take such action on any other occasion(s).

         The Compensation Committee may delegate to one or more Persons any of its powers, hereinbefore or hereinafter, provided or conferred, or designate one or more Persons to do or perform those matters to be done or performed by the Compensation Committee, including administration of the Plan. Any Person or Persons delegated or designated by the Compensation Committee shall be subject to the same obligations and requirements imposed on the Compensation Committee and its members under the Plan.

         3.2 Binding Effect of Decisions. The decision or action of the Company (including that of the Compensation Committee) in respect of any question arising out of or in connection with the administration, interpretation and application of this Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all Persons having any interest in this Plan.

         3.3 Expenses of Administration. The Company shall pay all costs and expenses of administering the Plan.

         3.4 Indemnification. The Board of Directors, the Compensation Committee, members of the Board of Directors and the Compensation Committee, and each Person or Persons designated or delegated by the Board of Directors or the Compensation Committee, and the Company and each affiliate of the Company and the officers or agents of the Company and each partner of the Company and of TRG and the officers, directors, committee members and agents of each such partner shall be entitled to indemnification and reimbursement from the Company and from TRG for any action or any failure to act in connection with services performed by or on behalf of the Compensation Committee or the Company to the fullest extent provided or permitted by the Partnership Agreement, the partnership agreement of the Company and by any insurance policy or other agreement intended for the benefit of the Compensation Committee or an indemnified Person hereunder, or by any applicable law.

                                    Article 4
     Participation and Grants; Conversion of Notional Shares to Cash Awards

         4.1 Participation. All Employees shall be eligible to receive Cash Awards under the Plan. The Participants shall be such Employees as the Compensation Committee may select (who may include executive officers of the Company). Participation under the Plan shall be based upon the past and/or expected future contribution of such Employee to the Company.

         4.2 Power to Grant Cash Awards. The Compensation Committee may determine the pool of Cash Awards to be granted under the Plan at such time or times, and in such quantity and subject to such terms and conditions not inconsistent with the terms of the Plan, as the Compensation Committee shall determine. The Company shall then allocate Cash Awards in such amount and to such Employees as the Company shall determine. In allocating Cash Awards to Participants, the Company shall consider individual performance and such other criteria as the Company deems relevant. Such allocation shall be subject to confirmation by the Compensation Committee.

         4.3 Conversion of Notional Share Awards to Cash Awards. Notional Share Awards granted effective January 1, 1998 and January 1, 1999 (the "1998 and 1999 Notional Share Awards") will be converted into Cash Awards upon the Company's receipt of a Participant's consent. The 1998 and 1999 Notional Share Awards will be converted into Cash Awards by multiplying the total number of Notional Shares granted in 1998 and 1999 (excluding any additions thereto by virtue of Dividend Equivalents) by $13.75 per share. The converted Cash Awards will be valued at the Vesting Date pursuant to Section 6.3 and distributed in accordance with the provisions of Sections 6.5 and 6.6.

         4.4 No Dividend Equivalents on Cash Awards. Notional Share Awards converted into Cash Awards pursuant to Section 4.3 above and Cash Awards granted on or after January 1, 2000 will not be credited with Dividend Equivalents. However, Notional Share Awards effective January 1, 1996 and January 1, 1997 which a Participant has elected to defer (or, subject to Section 6.4, those Notional Share Awards which a Participant elected not to have converted pursuant to Section 4.3 above) will, subject to the terms of the Prior Plan, continue to be credited, as of each Deemed Dividend Date, with that number of Notional Shares (a "Dividend Equivalent") having a then fair market value equal to the product of (a) the dividend amount paid with respect to each actual share of Common Stock on such Deemed Dividend Date, and (b) the number of Notional Shares credited to such Sub Account as of the Day immediately preceding such Deemed Dividend Date.

         4.5 Participant to Have No Rights as a Shareholder in TCO or a Partner in TRG. A Participant shall have no rights at any time as a shareholder in TCO or a partner in TRG with respect to Dividend Equivalents, Notional Shares of Common Stock, or Cash Awards under the Prior Plan or this Plan.

                                    Article 5
                     Establishment, Maintenance and Vesting
                                 of Sub Accounts

         5.1 Agreements Evidencing Cash Awards. The terms of each Cash Award shall be evidenced by a written agreement (an "Award Agreement"), in such form as the Company may from time to time determine, executed by the Company and the Participant. Such agreement shall state the Cash Award granted to the Participant, the vesting schedule of the Award and such other terms as the Company shall determine. Each Award Agreement shall comply with and be subject to the terms and conditions of the Plan and such other terms and conditions as the Company may deem appropriate. No Person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant have executed an Award Agreement setting forth the grant and the terms and conditions of the Award.

         5.2 Plan Provisions Control Cash Award Terms. The terms of the Plan shall govern all Cash Awards granted under the Plan and Notional Share Awards granted under the Prior Plan. In the event that any provision of an Award granted under the Plan or the

Award Agreement shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan shall control.

         5.3 Establishment of Sub Accounts. A separate Cash Award Sub Account shall be established for each Cash Award granted to a Participant on or after January 1, 2000, and for those Notional Share Awards which have been converted into Cash Awards pursuant to Section 4.3. The Sub Account shall be deemed established as of the Date of Grant. Each Sub Account shall vest as provided in
Section 5.4, and, subject to the provisions of the Plan, shall be paid to the Participant as provided in Article 6.

         5.4 Vesting of Each Sub Account.  Subject to the  provisions of Section
5.6 and 5.7, each Sub Account (including those Sub Accounts established under the Prior Plan) shall not vest to any extent until the third anniversary of the Date of Grant at which time each such Sub Account shall vest 100% (the "Vesting Date"), provided the Participant is still in the employ of the Company. Notwithstanding the foregoing, each Sub Account shall vest 100% upon the death, Retirement or Disability of the Participant for whom such Sub Account is maintained, dissolution of TRG, occurrence of a Change of Control Event, or termination (without renewal) of the Master Services Agreement (as defined in the Partnership Agreement).

         5.5 Death, Disability or Retirement During the Vesting Period. In the event that a Participant dies, becomes Disabled or terminates employment by reason of Retirement during a Vesting Period, such Participant's Cash Award Sub Accounts (which have become 100% vested pursuant to Section 5.4) shall be calculated as of the date of the Participant's death, Disability or Retirement in accordance with the provisions of this Section 5.5.

                  (a) Cash Awards. With respect to Cash Awards which are in the first two years of their applicable Vesting Periods, such Participant shall receive the Cash Award only with no Premium added to such Award. With respect to Cash Awards which are in the final year of the Vesting Period, the Participant's Cash Award shall be valued as follows:

                           (i) If the Participant dies, becomes Disabled, or retires within the first 275 days of the final year of the Vesting Period of an Award, the Premium, if any, added to his Cash Award shall be calculated based on the FFO Per Share Growth Rate for the three full calendar year period preceding the date of his death, Disability or Retirement.

                           (ii) If the Participant dies, becomes Disabled or retires during the last 90 days of the final year of the Vesting Period of an Award, the Premium, if any, added to his Cash Award shall be calculated based on the FFO Per Share Growth Rate for the normal three year Vesting Period for such Award.

                  (b) Notional Share Awards. In the event a Participant has Notional Share Sub Accounts (either Notional Shares awarded in 1998 or 1999 not converted pursuant to Section 4.3 or Notional Shares awarded prior to 1998, the Sub Accounts for which have been deferred), such Participant's Notional Share Sub Accounts shall be calculated as of the date of the Participant's death, Disability or Retirement by multiplying the number of Notional Shares credited to the Participant's Notional Share Sub Accounts by the average of the Fair Market Value of Common Stock for the twenty (20) Business Days immediately preceding the date of death, Disability or Retirement.

                  (c) Timing for Payment. A Participant's Cash Award Sub Accounts, and if applicable, Notional Share Sub Accounts shall be paid in a lump sum cash payment as soon as administratively practicable following the Participant's death or Retirement and the determination of the FFO Per Share Growth Rate. In the event of a Participant's Disability only, the Company, in its sole discretion, may elect to distribute such Participant's Sub Accounts (i) as soon as administratively practicable following the date of Disability; (ii) following the determination of the FFO Per Share Growth Rate; or (iii) in January of the calendar year following the year in which the Participant became Disabled.

                  Example: The Company maintains four different Sub Accounts for John Smith, a Participant in the Plan. John has one Notional Share Sub Account representing his 1997 Notional Share Award which he elected to defer under the Plan, and three Cash Award Sub Accounts, two representing his 1998 and 1999 Notional Share Awards which have been converted into Cash Awards, and one Sub Account established in connection with his 2000 Cash Award. John's 1999 Cash Award and 2000 Cash Award are $10,000 each.

                  John Smith dies February 1, 2001. John is 100% vested in his 1999 and 2000 Cash Award Sub Accounts (his 1997 and 1998 Sub Accounts would already be vested by February 1, 2001). The value of John's 1997 Notional Share Sub Account is calculated by multiplying the total number of Notional Shares credited to such Sub Account by the average Fair Market Value of TCO Common Stock for the 20 Business Days preceding February 1, 2001.

                  Assuming that the FFO Per Share Growth Rate for the three year period ending December 31, 2000 is 10% or more, the value of John's 1998 Cash Award Account is calculated by multiplying the Cash Award by 1.5 times the FFO Per Share Growth Rate over the three year period ending December 31, 2000 to obtain the Premium and then adding the Premium to his 1998 Cash Award. See Section 6 for more detailed example.

                  The value of John's 1999 Cash Award of $10,000 is calculated by using the FFO Per Share Growth Rate over the three year period preceding his death which ends December 31, 2000 (i.e., calendar years 1998, 1999 and 2000) because John died in the first 275 days of 2001, which was the final year of the Vesting Period of his 1999 Cash Award.

                  The value of John's 2000 Cash Award of $10,000 remains at $10,000. No Premium is credited to his 2000 Cash Award because such Award is in the second year, not the final year, of the Vesting Period.

         5.6 Acceleration of Vesting. Notwithstanding anything to the contrary in the Plan, including Section 5.4 hereof, the Compensation Committee, in its discretion, upon the recommendation from the Company, may accelerate at any time the vesting of an Award that has not previously become vested.

         5.7 Forfeiture of Sub Accounts.

                  (a) If the employment of a Participant with the Company is terminated for any reason other than death, Disability, or Retirement, then such Participant's rights with respect to any Sub Accounts which have not become vested on or prior to the date of the Participant's termination of employment will terminate and be forfeited, and neither the Participant nor his heirs, personal representatives, successors or assigns shall have any rights with respect to any such Sub Accounts.

                  (b) Notwithstanding any other provision of the Plan, all rights to any payments hereunder to a Participant will be discontinued and forfeited, and the Company will have no further obligation hereunder to such Participant (including with respect to vested

Sub Accounts), if the Participant is discharged from employment with the Company and such discharge constitutes a Termination for Cause.

         5.8 Statement of Accounts. Within 100 days after the end of each calendar year, the Company shall submit to only those Participants who have elected to defer the payment of one or more Sub Accounts a statement setting forth the Deferral Period for each Sub Account and the balance of the Participant's Sub Accounts.

                                    Article 6
               Calculation, Payment and Withdrawal of Sub Accounts

         6.1 1996 and 1997  Notional  Unit  Awards.  Except as  provided in this
Section 6.1, Notional Unit Awards granted effective January 1, 1996 and January 1, 1997 under the Prior Plan, which Awards have been deferred, will continue to be governed by the terms of the Prior Plan and shall be credited with Dividend Equivalents through the Settlement Date of such Sub Accounts. The value of such Sub Accounts shall continue to be based on the Fair Market Value of Common Stock through the Settlement Date of such Sub Accounts; provided, however, that the Payout Value of those Sub Accounts shall be calculated by multiplying (a) the number of Notional Shares credited to a Sub Account(s), by (b) the average of the Fair Market Value of the Common Stock for the twenty (20) Business Days preceding the Settlement Date.

         6.2 1998 and 1999 Notional Share Awards Which Are Not Converted to Cash Awards. As soon as administratively practicable following the Vesting Date of any Sub Account established for Notional Share Awards granted effective January 1, 1998 or January 1, 1999 which a Participant elected not to have converted into Cash Awards pursuant to Section 4.3, the Company shall calculate the Vesting Date Value of such Sub Account by multiplying the number of Notional Shares credited to such Sub Account on the Vesting Date by the average of the Fair Market Value of Common Stock for the twenty (20) Business Days immediately preceding the Vesting Date of such Sub Account. The Company shall then pay such amount to the Participant in a lump sum cash payment unless the Participant has elected to defer the payment of his Sub Account in accordance with the provisions of Section 6.6.

         6.3 Cash Awards. As soon as administratively practicable following the determination of the FFO Per Share Growth Rate, the Company will calculate the Vesting Date Value of any Sub Account established for Cash Awards granted on or after January 1, 2000, or for any Sub Accounts which were converted into Cash Awards pursuant to Section 4.3. The Company will calculate the Vesting Date Value by adding the Premium, if any, to Cash Awards credited to such Sub Account. The Premium is calculated in accordance with the following formula:

                  Cash Award x 1.5 x FFO Per Share Growth Rate

Notwithstanding the foregoing, if the FFO Per Share Growth Rate over the applicable 3 year Vesting Period is less than 10%, the Vesting Date Value will be an amount equal to the Cash Award and no Premium will be added to such Cash Award, and if the FFO Per Share Growth Rate exceeds 20%, the Premium will be calculated based on a maximum 20% FFO Per Share Growth Rate.

         Example 1:        Mary Black  receives  a  2000  Cash  Award  equal  to
                           $10,000.  Her 2000  Award  vests on  January 1, 2003.
                           Assume the FFO Per Share  Growth Rate over the 3 year
                           Vesting  Period  (2000-2002) is 10%. The Vesting Date
                           Value of Mary's 2000 Cash Award is $11,500 calculated as follows:

                               $10,000 Cash Award x 1.5 x 10% = $1,500 (Premium)
                               $1,500 + $10,000 = $11,500

         Example 2:        Jim  Jones  receives  a  2001  Cash  Award  equal  to
                           $20,000.  His 2001 Award  vests on January 1,  2004,.
                           Assume that the FFO Per Share Growth Rate over the 3 year Vesting Period (2001-2003) is 9%. The Vesting
                           Date Value of Jim's 2001 Award is $20,000, the amount of his 2001 Cash Award, because the FFO Per Share
                           Growth Rate over the applicable vesting period was less than 10% and no Premium is added to Jim's 2001
                           Cash Award.

         Example 3:        Vicky  White  receives a  2002  Cash  Award  equal to
                           $30,000.  Her 2002  Award  vests on  January 1, 2005.
                           Assume that the FFO Per Share  Growth Rate over the 3
                           year Vesting  Period  (2002-2004) is 15%. The Vesting
                           Date  Value  of  Vicky's   2002  Award  is   $36,750,
                           calculated as follows:

                              $30,000 x 1.5 x 15% = $6,750 (Premium)
                              $6,750 + $30,000 = $36,750

         Example 4:        Ray  Green  receives  a  2003  Cash  Award  equal  to
                           $20,000.  His 2003  Award  vests on  January 1, 2006.
                           Assume that the FFO Per Share Growth Rate over the 3 year Vesting Period (2003-2005) is 25%. The Vesting
                           Date Value of Ray's 2003 Award is $26,000, calculated as follows:

                              $20,000 x 1.5 x 20%* = $6,000 (Premium)
                              $6,000 + $20,000 = $26,000

                           *The FFO Per Share Growth Rate is capped at  the  20%
                             maximum rate.

         6.4 Crediting of Interest During Deferral Period. Effective for a) Notional Share Awards effective January 1, 1998 which a Participant elects to convert to Cash Awards pursuant to Section 4.3; (b) Notional Share Awards effective January 1, 1999 (whether or not converted into Cash Awards); and (c) any Cash Award granted on or after January 1, 2000, the Vesting Date Value will be calculated as of the Vesting Date of that Sub Account. Any Sub Account which a Participant elects to defer beyond the Vesting Date shall be credited with a uniform interest rate determined by the Chief Executive Officer of the Company.

         6.5 Time and Manner of Payment. As soon as administratively practicable following the Settlement Date for a Sub Account of a Participant and the determination of the FFO Per Share Growth Rate, the Company shall pay to the Participant the Payout Value of such Sub Account (which will be the same as the Vesting Date Value if the Sub Account is not deferred). Payment to the Participant of the Payout Value shall be made in cash in a lump sum. Any and all amounts due under the Plan shall be the sole obligation of the Company, and neither TRG nor TCO shall have any liability to Participants or Beneficiaries under this Plan.

         6.6 Deferral of Settlement Date.

                  (a) Deferral for One to Five Years. Subject to the provisions of Section 7.2 of the Plan, each Participant may make, with respect to each Award (i.e., the Sub Account established in respect of such Award), an election to defer the Settlement Date that would otherwise occur on the Vesting Date of such Award. Effective for Notional Share Awards granted on or after January 1, 1999, and Cash Awards granted on or after January 1, 2000, a Participant can elect to defer until the earlier of (i) the January 1st which is one to five (1
- 5) years after the Vesting Date of such Award; and (ii) the date on which the Participant's employment with the Company terminates for any reason.

                  (b) Deferral Beyond Five Years. Provided the Company has received advice of its counsel that such an election would not cause the Plan to become subject to the nondiscrimination, funding, and fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended, any Participant whose total cash compensation (paid in the previous calendar year) determined as of the date on which the deferral election is made, exceeds $120,000 (or such other amount as counsel to the Company may advise from time to time) may, in lieu of deferring the Settlement Date for the aforementioned one to five year period, make an election to defer the Settlement Date for an Award until the earlier of (i) any January 1st selected by the Employee at the time of such deferral election; and (ii) the date on which the Participant's employment with the Company terminates for any reason.

                  (c) Election to Divide Sub Account in Half. A Participant may also elect to divide a Sub Account in half and receive 50% of his Sub Account (rounded up to the nearest whole dollar) as soon as administratively practicable following the Vesting Date of such Sub Account and the determination of the FFO Per Share Growth Rate. The remaining 50% of the Participant's vested Sub Account shall be deferred until the Settlement Date elected pursuant to a valid deferral election under this Section 6.6

                  (d) Deadline for Deferral Election. Any election by a Participant to defer the Settlement Date for a Sub Account pursuant to this
Section 6.6 must be made at least one year prior to the Vesting Date for such Sub Account. An election to defer the Settlement Date for a Sub Account shall become irrevocable one year prior to the Vesting Date for such Sub Account.

         6.7 Early Termination of Deferral Period. Any Deferral Period elected pursuant to Section 6.6 hereof shall terminate immediately upon the occurrence of any of the following events: termination of the employment of the Participant for any reason, the dissolution of TRG, a Change of Control Event, or termination (without renewal) of the Master Services Agreement (as defined in the Partnership Agreement). Any Sub Accounts which a Participant has elected to defer shall be valued as of the Settlement Date in accordance with Section 6.1,
6.2 or 6.3, as applicable, and shall be distributed in a lump sum payment as soon as administratively practicable following the termination of the Deferral Period, and if applicable, the determination of the FFO Per Share Growth Rate.

         6.8 Taxes. To the extent required by the law in effect at the relevant time, the Company shall withhold from payments made hereunder or from other amounts otherwise payable to the Participant by the Company (or secure payment from a Participant or Beneficiary in lieu of withholding) the amount of any withholding or other tax required by federal or any state or local law to be withheld or paid by the Company with respect to such Participant's Sub Accounts. The amount of any such withholding or other tax shall be determined by the Company.

         6.9 Dealings with Beneficiaries or Representatives of a Participant. The Company may require such proper proof of death and such evidence of the right of any Person other than a Participant to receive payment of the Payout Value of a Sub Account established under the Plan, as the Company deems necessary or advisable. The Company's determination of death or Disability and of the right of any Person other than a Participant to receive payment of the Payout Value of a Sub Account established under the Plan shall be conclusive. The payment of and acceptance of any cash pursuant to Article 6 hereof shall constitute a complete acquittance and discharge of full liability of the Company under the Plan, and the Company shall be entitled to demand a receipt and/or acquittance in full satisfaction of all claims against the Company.

                                    Article 7
                      Amendment and Termination of the Plan

         7.1 Amendment of the Plan. The Compensation Committee may from time to time suspend or discontinue the Plan or revise or amend the Plan in any respect whatsoever; provided, however, that except with the written consent of a Participant or as otherwise specifically provided herein, no amendment or suspension of the Plan shall alter or impair any Award previously granted to such Participant under the Plan.

         7.2 Termination of the Plan. The Compensation Committee shall have the right and power to terminate the Plan at any time, and no Award shall be granted under the Plan after such termination. Upon termination of the Plan by the Compensation Committee, no further deferral elections pursuant to Section 6.6 shall be permitted unless the Compensation Committee specifically provides otherwise. In connection with any termination of the Plan pursuant to this
Section 7.2, the Compensation Committee may, in its sole discretion, cause all existing Deferral Periods for Sub Accounts then outstanding under the Plan to also terminate, thereby accelerating the Settlement Date for such Sub Accounts. Subject to the Compensation Committee's authority to terminate all existing Deferral Periods upon termination of the Plan, any Awards outstanding at the time of termination of the Plan shall vest and become payable to the same extent and subject to the same terms and conditions, as provided in Article 6 hereof, that would have applied to such Award if the Plan had not been terminated.

         7.3 Dissolution of TRG. The dissolution of TRG (provided that TRG is not reconstituted as provided in the Partnership Agreement) shall cause the Plan to terminate immediately without any further action on the part of the Compensation Committee, and each outstanding Sub Account which is not then vested to vest immediately and fully. In addition, the dissolution of TRG shall cause all existing Deferral Periods for Sub Accounts then outstanding under the Plan to terminate immediately, thereby accelerating the occurrence of the Settlement Date for each such Sub Account. Upon the dissolution of TRG, each Participant shall be paid the aggregate Payout Value of his or her Sub Accounts, as provided in Article 6 hereof. The grant of any Awards pursuant to the Plan shall not affect in any way the right or power of the Company or TRG to make changes to its business structure, or to merge, dissolve, or terminate, or to sell or transfer any or all of its assets.

         7.4 Termination of Management Contract/Change of Control Event. Upon the termination of the Master Services Agreement (as defined in the Partnership Agreement) between TRG and the Company, for any reason, without a renewal of such Master Services Agreement, or upon the occurrence of a Change of Control Event, the Plan shall terminate immediately, without any further action on the part of the Compensation Committee, and each outstanding Sub Account which is not then vested shall vest immediately and fully. In addition, all existing
Deferral Periods for Sub Accounts then outstanding under the Plan shall terminate immediately, thereby accelerating the Settlement Date for such Sub Accounts; and each Participant shall be paid the aggregate Payout Value of his or her Sub Accounts as provided in Article 6 of the Plan.

                                    Article 8
                             Beneficiary Designation

         8.1 Beneficiary Designation. Each Participant may, at any time, designate any Person or Persons as such Participant's Beneficiary or Beneficiaries (both principal as well as contingent) to whom payment under this Plan will be made in the event of such Participant's death prior to distribution of the benefits due such Participant under this Plan. Such designation may be changed at any time prior to the Participant's death, without consent of any previously designated beneficiary. Any designation must be made in writing ("Beneficiary Designation"). A Beneficiary Designation shall be effective only if properly completed and only upon receipt by the Company. Any properly completed Beneficiary Designation received by the Company prior to the Participant's death shall automatically revoke any prior Beneficiary Designation. In the event of divorce, the person from whom such divorce has been obtained shall be deemed to have predeceased the Participant in determining who shall be entitled to receive payment pursuant to such Participant's Beneficiary Designation, unless the Participant completes and submits after the divorce a Beneficiary Designation which designates the former spouse as the Participant's Beneficiary for purposes of the Plan.

         8.2 In the Event of No Valid Designation. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease (or are deemed to predecease) such Participant or die prior to distribution of such Participant's benefits, then such Participant's designated Beneficiary shall be deemed to be the Person or Persons surviving such Participant in the first of the following classes in which there is a survivor, share and share alike:

         (a) Such Participants' surviving spouse, but if there is no such surviving spouse.

         (b) Such Participant's children, except that if any of such Participant's children predecease the Participant but leave issue surviving, then such issue shall take, by right of representation, the share their parent would have taken if living; but if there are no such children or issue. The term "children" shall include natural or adopted children but shall not include a child (or children) whom the Participant has placed for adoption or foster care.

         (c)  Such Participant's estate.


                                    Article 9
                               General Provisions

         9.1 Compliance with Applicable Laws and Regulations. The Plan, the grant of Awards under the Plan, and the obligation of the Company to deliver payment in cash in settlement of Sub Accounts established under the Plan shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required.

         9.2 Status of Each Participant is that of an Unsecured General Creditor. Each Participant and his or her Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any specific property or assets of the Company, TRG or TCO, nor of any entity for which the Company or any affiliate of the Company provides services. Assets of the Company or such other entities shall not be held under any trust for the benefit of any Participant or his or her Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's and such other entities' assets shall be, and remain, the general unrestricted assets of the Company or such other entities. The Company's sole obligation under this Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, subject to the conditions and provisions hereof.

         9.3 Nonassignability. A Participant's rights and interests under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution. No part of the amounts payable hereunder shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other Person, or be transferable by operation of law in the event of a Participant's or any other Person's bankruptcy or insolvency.

         9.4 No Right to Continued Employment. No Employee or any other Person shall have any claim or right to be granted an Award under the Plan. Neither the adoption and maintenance of the Plan nor the granting of Awards pursuant to the Plan nor the execution of an Award Agreement shall be deemed to constitute a contract of employment between the Company, an affiliate of the Company or TRG or TCO and any Employee or to be a condition of the employment of any Person. The Plan and any Award granted under the Plan shall not confer upon any Participant any right with respect to continued employment by the Company or an affiliate of the Company, nor shall they interfere in any way with the right of the Company or an affiliate of the Company to terminate the employment of any Participant at any time, and for any reason, with or without cause, it being acknowledged, unless expressly provided otherwise in writing, that the employment of any Participant is "at will."

         9.5 Inspection of Records. Copies of the Plan, records reflecting each Participant's Sub Account balances, and any other documents and records that a Participant is entitled by law to inspect shall be open to inspection by the Participant and his duly authorized representative(s) at the office of the Company at any reasonable business hour.

         9.6 Word Meanings. The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Plan as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

         9.7 Section Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of the Plan as set forth in the text.

         9.8 Severability. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited or invalid under applicable law, then, (i) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (ii) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

         9.9 Strict Construction. No rule of strict construction shall be implied against TRG, the Partnership Committee, the Compensation Committee, or any other Person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Compensation Committee or the Company.

         9.10 Choice of Law. All determinations made and actions taken pursuant to the Plan shall be governed by the internal laws of the State of Michigan and construed in accordance therewith.

         9.11 Execution. To record the adoption of the Plan, the Company has caused the execution hereof this 5th day of April 2000.



                                        THE TAUBMAN COMPANY LIMITED PARTNERSHIP, a Delaware limited partnership

                                        By:      TAUB-CO MANAGEMENT, INC.,
                                                 a Michigan corporation,
                                                 general partner



                                                 By:  /s/ Robert S. Taubman
                                                    ----------------------------
                                                 Its:     President